                                                                   EXHIBIT 10.26

                             OFFICE LEASE AGREEMENT

                                    BETWEEN

                             GATEWAY ROSEWOOD, INC.

                                  AS LANDLORD

                                      AND

                     ZIX SCM, INC., A DELAWARE CORPORATION

                                   AS TENANT

                                     DATED

                               FEBRUARY 28, 2005

                                TABLE OF CONTENTS

1.  Definitions and Basic Provisions.......................................        1
2.  Lease Grant............................................................        1
3.  Tender of Possession...................................................        2
4.  Rent...................................................................        2
5.  Delinquent Payment; Handling Charges...................................        3
6.  Security Deposit.......................................................        3
7.  Services; Utilities; Common Areas......................................        4
    (a)      Services......................................................        4
    (b)      Excess Utility Use............................................        5
    (c)      Common Areas..................................................        6
8.  Alterations; Repairs; Maintenance; Signs...............................        7
    (a)      Alterations...................................................        7
    (b)      Repairs; Maintenance..........................................        8
    (i)      By Landlord...................................................        8
    (ii)     By Tenant.....................................................        9
    (iii)    Performance of Work...........................................       10
    (c)      Mechanic's Liens..............................................       10
    (d)      Signs.........................................................       11
    (e)      Labor Harmony.................................................       11
9.  Use....................................................................       12
10. Assignment and Subletting..............................................       13
    (a)      Transfers.....................................................       13
    (b)      Consent Standards.............................................       13
    (c)      Request for Consent...........................................       13
    (d)      Conditions to Consent.........................................       13
    (e)      Attornment by Subtenants......................................       14
    (f)      Cancellation..................................................       14
11. Insurance; Waivers; Subrogation; Indemnity.............................       17
    (a)      Tenant's Insurance............................................       17
    (b)      Landlord's Insurance..........................................       18
    (c)      No Subrogation................................................       18
    (d)      Indemnity.....................................................       19
12. Subordination; Attornment; Notice to Landlord's Mortgagee..............       19
    (a)      Subordination.................................................       19
    (b)      Attornment....................................................       19
    (c)      Notice to Landlord's Mortgagee................................       20
    (d)      Landlord's Mortgagee's Protection Provisions..................       20
13. Rules and Regulations..................................................       20
14. Condemnation...........................................................       20
    (a)      Total Taking..................................................       21
    (b)      Partial Taking - Tenant's Rights..............................       21
    (c)      Partial Taking - Landlord's Rights............................       21
    (d)      Award.........................................................       21
15. Fire or Other Casualty.................................................       21

    (a)      Repair Estimate...............................................       21
    (b)      Tenant's Rights...............................................       21
    (c)      Landlord's Rights.............................................       22
    (d)      Repair Obligation.............................................       22
    (e)      Abatement of Rent.............................................       22
16. Personal Property Taxes................................................       22
17. Events of Default......................................................       23
    (a)      Payment Default...............................................       23
    (b)      Intentionally omitted;........................................       23
    (c)      Estoppel/Financial Statement/Commencement Date Letter.........       23
    (d)      Insurance.....................................................       23
    (e)      Mechanic's Liens..............................................       23
    (f)      Other Defaults................................................       23
    (g)      Insolvency....................................................       23
18. Remedies...............................................................       24
    (a)      Termination of Lease..........................................       24
    (b)      Termination of Possession.....................................       24
    (c)      Perform Acts on Behalf of Tenant..............................       25
19. Payment by Tenant; Non-Waiver; Cumulative Remedies.....................       25
    (a)      Payment by Tenant.............................................       25
    (b)      No Waiver.....................................................       25
    (c)      Cumulative Remedies...........................................       26
20. Landlord's Lien........................................................       26
21. Surrender of Premises..................................................       26
22. Holding Over...........................................................       26
23. Certain Rights Reserved by Landlord....................................       27
    (a)      Building Operations...........................................       27
    (b)      Security......................................................       27
    (c)      Repairs and Maintenance.......................................       27
    (d)      Prospective Purchasers and Lenders............................       28
    (e)      Prospective Tenants...........................................       28
24. Substitution Space.....................................................       28
25. Hazardous Materials....................................................       28
26. Miscellaneous..........................................................       30
    (a)      Landlord Transfer.............................................       30
    (b)      Landlord's Liability..........................................       30
    (c)      Force Majeure.................................................       30
    (d)      Brokerage.....................................................       30
    (e)      Estoppel Certificates.........................................       31
    (f)      Notices.......................................................       31
    (g)      Separability..................................................       31
    (h)      Amendments; Binding Effect....................................       31
    (i)      Quiet Enjoyment...............................................       31
    (j)      No Merger.....................................................       32
    (k)      No Offer......................................................       32

    (l)      Entire Agreement..............................................       32
    (m)      Waiver of Jury Trial..........................................       32
    (n)      Governing Law.................................................       32
    (o)      Recording.....................................................       32
    (p)      Joint and Several Liability...................................       32
    (q)      Financial Reports.............................................       32
    (r)      Landlord's Fees...............................................       33
    (s)      Telecommunications............................................       33
    (t)      Confidentiality...............................................       33
    (u)      Authority.....................................................       34
    (v)      List of Exhibits..............................................       34
    (w)      Patriot Act...................................................       34
    (x)      Landlord Representations......................................       35

                             BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

                                   BACKGROUND

Reference is made to the following:

- Tenant is currently a subtenant of the entire Premises defined below pursuant to a sublease ("Sublease") by and between Tenant, as Subtenant and ______, as Sublandlord, dated ______.

-     The term of the Sublease expires as of February 28, 2005.

- The parties intend that Tenant will vacate and deliver a portion of the Premises (the Deleted Premises, as defined below) to Landlord on or before March 31, 2005, and that Tenant will continue to occupy the remainder of the Premises (the Remainder Premises, as defined below) throughout the balance of the term of the Lease.

- Landlord will perform the work ("Landlord's Work") necessary to separately demise the Remainder Premises from the Deleted Premises.

- In accordance with Section 2(c) of this Lease, Landlord shall have the right, at Landlord's sole option, to require Tenant to lease an area adjacent to the Remainder Premises ("Additional Premises").

Execution Date:   February ______, 2005
Landlord:         Gateway Rosewood, Inc., a California corporation
Tenant:           Zix SCM, Inc. a Delaware corporation
Premises:         Suite No. _____, containing 11,756 rentable square feet,
                  located on the third (3rd) floor of the Center Pod in the building commonly known as One Burlington Business Center (the
                  "BUILDING"), and whose street address is 67 South Bedford
                  Street, Burlington, Massachusetts. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the "LAND") is described on Exhibit B. The term "PROJECT" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). The
                  Premises consist of two areas, the Deleted Premises and the Remainder Premises. After the termination of the Lease in respect of the Deleted Premises, the Premises shall consist solely of the Remainder Premises, unless Landlord exercises its right, pursuant to Section 2(c), to require Tenant to lease the Additional Premises (in which the term "Premises" shall, from and after the Commencement Date in respect of the Additional Premises, the Premises shall consist of both the Remainder Premises and the Additional Premises. The Deleted
                  Premises are substantially as shown on Exhibit A and contain approximately 3,285 rentable square feet. The Remainder
                  Premises are substantially as shown on Exhibit A and contain approximately 8,471 rentable square feet.

Term: Approximately twenty-four (24) months, commencing on March 1, 2005 and ending at 5:00 p.m. local time on February 28, 2007, subject to adjustment and earlier termination as provided in the Lease. Notwithstanding the foregoing, the Term in respect of the Deleted Premises shall expire as of March 31, 2005.

Commencement      March 1, 2005
Date:
Base Rent:        Base Rent shall be the following amounts for the following periods of time:

                                          Annual Base Rent Rate
          Time Period                   Per Rentable Square Foot      Monthly Base Rent
March 1, 2005 - March 31, 2005:         $-0-                          $-0-
April 1, 2005 - February 28, 2006:      $152,478.00                   $12,706.50
March 1, 2006 - February 28, 2007:      $156,713.52                   $13,059.46

Tenant's Annual
Electricity
Charge:           $1.25 per rentable square foot of the Premises per annum.

Security Deposit: $35,000.00.

Rent: Base Rent, Tenant's Annual Electricity Charge, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:    General office use, and for no other purpose whatsoever.
Tenant's          4.84%, which is the percentage obtained by dividing (a) the
Proportionate     number of rentable square feet in the Premises as stated above
Share:            by (b) the rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 175,000 rentable square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

Initial Liability $5,000,000
Insurance
Amount:

Broker/Agent:     For Tenant: CBRE/Whittier Partners

                  For Landlord: CBRE/Whittier Partners

Tenant's Address: Prior to Commencement Date:              Following Commencement Date:
                  Zix SCM, Inc.                            Zix SCM, Inc.
                  2711 N. Haskell Avenue - Suite 2300      67 South Bedford Street
                  Dallas, Texas 75204                      Burlington, Massachusetts
                  Attention: Mr. Brad Almond               Attention: Ms. Karen Higgins

                   Telephone: 214-379-2097                  Telephone:781-993-6000
                   Telecopy: 214-515-7385                   Telecopy: 781-993-6001
Landlord's         For all Notices:                         With a copy to:
Address:           Lincoln Property Company                 Lincoln Property Company
                   67 South Bedford Street                  101 Arch Street - Suite 1800
                   Burlington, Massachusetts                Boston, Massachusetts 02110
                   Attention:  Property Manager             Attention: Mr. Scott Brown
                   Telephone:781-238-4488                   Telephone:617-951-4100
                   Telecopy:781-237-2180                    Telecopy: 617-737-3115

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                           GATEWAY ROSEWOOD, INC., a California
                                    corporation

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

TENANT:                             ZIX SCM, INC., a Delaware corporation

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                             OFFICE LEASE AGREEMENT

      This Office Lease Agreement (this "LEASE") is entered into as of February _______, 2005 between GATEWAY ROSEWOOD, INC. a California corporation ("LANDLORD"), and ZIX SCM, INC., a Delaware corporation ("TENANT").

      1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "BUILDING'S STRUCTURE" means the Building's exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "BUILDING'S SYSTEMS" means the Premises' and Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "BUSINESS DAY(S)" means Monday through Friday of each week, exclusive of Holidays; "HOLIDAYS" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving, Christmas Day, and any other nationally or regionally recognized holiday; "INCLUDING" means including, without limitation; "LAWS" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and "LAW" shall mean any of the foregoing; "NORMAL BUSINESS HOURS" means 7:30 a.m. to 6:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; "TENANT'S OFF-PREMISES EQUIPMENT" means any of Tenant's equipment or other property that may be located on or about the Project (other than inside the Premises); and "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

      2. LEASE GRANT.

      (a) PREMISES. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

      (b APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the Premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements.

      (c) LANDLORD'S RIGHT TO REQUIRE TENANT TO LEASE ADDITIONAL PREMISES. At Landlord's sole election, Landlord shall have the right to require Tenant to lease the Additional Premises, as hereinafter defined. The "Additional Premises" are an area adjacent to the

Remainder Premises, containing 140 rentable square feet, and are substantially as shown on Exhibit A. Landlord may exercise its right to require Tenant to lease the Additional Premises by giving Tenant at least thirty (30) days written notice ("Put Notice") at any time during the term of the Lease. Tenant's demise of the Additional Premises shall be upon all of the same terms and conditions of the Lease applicable to the Remainder Premises, except:

      (1) The Commencement Date in respect of the Additional Premises shall be the date set forth in the Put Notice.

      (2) The Base Rent payable in respect of the Additional Premises shall be $2,520.00 per annum (i.e. $210.00 per month) during the period commencing as of the Commencement Date in respect of the Additional Premises and ending as February 28, 2006, and $2,590.08 per annum (i.e. $215.84 per month) during the period commencing as March 1, 2006 and ending as of February 28, 2007.

      (3) Tenant's Proportionate Share in respect of the Additional Premises shall be .08%.

      (4) Tenant shall lease the Additional Premises in its "as-is" condition, without any obligation on the part of Landlord to prepare or construct the Additional Premises for Tenant's occupancy and without any warranty or representation by Landlord as to the condition of the Additional Premises, except that: (i) the Additional Premises shall be delivered to Tenant free and clear of all personal property and free and clear of all tenants and occupants, and (ii) Landlord shall, at Landlord's cost and expense: (x) install a Building standard interior door connecting the Additional Premises to the Remainder Premises, and (y) remove all demising walls which are interior to Additional Premises, and (z) install a Building standard demising wall separating the Additional Premises from the adjacent tenant space and common area.

      Upon the giving of the Put Notice, Tenant shall lease the Additional Premises from Landlord, and Landlord shall demise the Additional Premises to Tenant, without the need for further act or deed from either party; however, at Landlord's election, the parties shall execute a written agreement confirming the demise of the Additional Premises to Tenant.

      3. TENDER OF POSSESSION. Since Tenant is presently occupying the Premises as a subtenant, Tenant shall take the Premises in "as-is" condition on the Commencement Date without any obligation on the party of Landlord to prepare or construct the Premises for Tenant's occupancy and without any representation or warranty by Landlord to Tenant as to the condition of the Premises or the Building, except that Landlord shall, at Landlord's cost, perform the work ("Landlord's Work") listed on Exhibit D hereto.

      4. RENT. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes, if applicable. Except as otherwise expressly set forth herein, the foregoing covenants of Tenant are independent covenants and Tenant shall have no right to withhold or abate any payment of Base Rent, Tenant's Annual Electricity Charge, Additional Rent, Taxes, Insurance or other payment, or to set off any amount against the Base Rent, Tenant's Annual Electricity Charge, Additional Rent, Taxes, Insurance or other payment then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease or because of the condition of the Premises. Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called "dependent covenants" rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

      Base Rent, adjusted as herein provided, and Tenant's Annual Electricity Charge shall be payable monthly in advance. The first (1st) monthly installment of Base Rent and Tenant's Annual Electricity Charge shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent and Tenant's Annual Electricity Charge shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term. The monthly Base Rent and Tenant's Annual Electricity Charge for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent and Tenant's Annual Electricity Charge in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Base Rent and Tenant's Annual Electricity Charge for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Tenant's Annual Electricity Charge Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.

      5. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of fifteen percent (15%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "DEFAULT RATE"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to four percent (4%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee and interest referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any twelve-month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

      6. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit (as defined in the Basic Lease Information), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined in Section 17). Landlord may, at Landlord's discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord's remedies under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered as a result of any breach of this Lease by Tenant. Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgement by the transferee of the transferee's responsibility for the Security Deposit), Landlord thereafter shall have no further liability for the return of the Security Deposit.

      The Security Deposit shall be in the form of a letter of credit and Tenant shall deliver to Landlord within five (5) days after the date of execution of the Lease an irrevocable, unconditional letter of credit in the amount of Thirty-Five Thousand One Hundred Ninety-Nine and 00/100 ($35,199.00) Dollars (the "LETTER OF CREDIT"). The Letter of Credit shall be addressed to Landlord, issued in a form and substance similar to that attached hereto as Exhibit I and by a financial institution with minimum assets of Ten Billion Dollars ($10,000,000,000.00), upon which presentment may be made in Boston, Massachusetts which is reasonably acceptable to Landlord, shall be freely transferable without fee, and having an expiration date falling no sooner than three (3) years and thirty (30) days after the Commencement Date. Tenant agrees that upon any Event of Default by Tenant under the terms and provisions of this Lease, Landlord shall have the right to receive payment under any Letter of Credit of the entire amount of such Letter of Credit at such time, and any such amounts received by Landlord shall be held by Landlord and applied in accordance with this Lease in the same manner as a Security Deposit. Landlord shall at all times during the Term, hold a letter of credit in the amounts described above.

      7. SERVICES; UTILITIES; COMMON AREAS

            (a) SERVICES. Landlord shall furnish to Tenant, to at least the same level of services as Landlord is presently providing to the Building: (i) water at those points of supply provided for general use of tenants of the Building;
(ii) subject to Section 7(d), heated and refrigerated air conditioning as appropriate for comfortable occupancy of the Premises; (iii)janitorial service to the Premises on weekdays, other than Holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (iv)elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators at times other than Normal Business Hours, during repairs, and Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant (such charges to be based upon Landlord's actual cost of replacing such bulbs and tubes without mark-up); and (vi) electrical current during Normal Business Hours for equipment whose electrical energy consumption does not exceed normal office usage. If Tenant desires any of the services specified in Section 7(a)(ii) at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours, shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.

            (b) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord's sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord acknowledges that, to Landlord's knowledge, Tenant's existing (i.e. as of the Execution Date of this Lease) electrical consumption does not exceed normal office usage. Landlord's obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days' prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations hereunder.

            (c) COMMON AREAS. The term "COMMON AREA" is defined for all purposes of this Lease as that part of the Project intended for the common use of all tenants, including among other facilities, the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Project which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Project is not literally part of the Common Area, it will be deemed to be so included for purposes of: (i) Landlord's ability to prescribe rules and regulations regarding same; and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Project. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building, as applicable, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord's ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

                  (i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

                  (ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

                  (iii) With regard to the roof(s) of the building(s) in the Project, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord's satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

      (d) HVAC STANDARDS. The air conditioning system is based upon an occupancy of not more than one person per 150 square feet of floor area, and upon a combined lighting and standard electrical load not to exceed 2.5 watts per square foot of usable area. In the event Tenant exceeds this condition or introduces onto the Premises equipment which overloads the system, and/or in any other way causes the system not adequately to perform their proper functions, supplementary systems may at Landlord's option be provided by Landlord at Tenant's expense, and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such supplementary systems.

      (e) ABATEMENT OF RENT BASED UPON UNTENANTABILITY. Notwithstanding the foregoing, if: (i) such utility service is interrupted because of the negligence or willful misconduct of Landlord, its employees, agents or contractors; (ii) Tenant notifies Landlord of such interruption in writing (the "INTERRUPTION NOTICE"); (iii) such interruption does not arise in whole or in part as a result of an act or omission of a Tenant Party; (iv) such interruption is not caused by a fire or other casualty; (v) the repair or restoration of such service is reasonably within the control of Landlord; and (vi) as a result of such interruption, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant's sole remedy for such interruption shall be as follows: on the tenth (10th) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such ten (10) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

      8. ALTERATIONS; REPAIRS; MAINTENANCE; SIGNS.

            (a) ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the "ALTERATIONS") without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord's consent to any Alterations if the desired Alterations: (i) will affect the Building's Systems or Building's Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will cost in excess of Twenty Thousand and 00/100 Dollars ($20,000.00). Subsequent to obtaining Landlord's consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord's actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant's plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant's sole cost and expense by a contractor approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Without Landlord's prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators.

            (b) REPAIRS; MAINTENANCE

                  (i) BY LANDLORD. Landlord shall, subject to reimbursement as set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall not be liable for injuries to persons or damage to property arising from any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall, subject to Section 11(c), pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused due to any work performed in the Premises or in the Project pursuant to Landlord's rights and obligations under the Lease; provided nothing in this sentence shall limit Tenant's rights pursuant to Section 7(e). To the extent allowed by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

                  (ii) BY TENANT. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "CABLE") that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant's furnishings, trade fixtures, equipment and inventory. All of such work shall be performed by a contractor approved by Landlord, at Tenant's expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises within fifteen (15) days after notice from Landlord, or such longer period of time as Tenant may reasonably require, provided that Tenant commences to perform such work within such fifteen (15) day period and thereafter diligently and continuously prosecutes such work to completion, Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. Notwithstanding the foregoing, in the event of an emergency or where the area to be repaired is visible from the exterior of the Building, Landlord shall have the right to perform such repairs at Tenant's expense without giving prior notice to Tenant. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, that is not removed from the Premises as of the expiration or prior termination of the Term, the same shall be stored at the sole risk of Tenant. Except, subject to Section 11(c), to the extent of Landlord's negligence, Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor's closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

                  (iii) PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, as well as the time schedule for the performance of such work approved by Landlord. Landlord agrees that it will not unreasonably withhold such approval. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and INVESCO Institutional (N.A.), Inc. ("INVESCO") as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems, at Landlord's election, must be performed by Landlord's usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord's roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof. Tenant's contract with any contractors performing any work performed by, or on behalf of, Tenant pursuant to this
Section 8 shall include the Required Tenant Work General Conditions attached hereto as Exhibit G, and Landlord shall have the right to enforce such General Conditions directly against any of Tenant's contractors.

            (e) MECHANIC'S LIENS. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) business days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of

"owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the "INDEMNITEES") from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.

            (f) SIGNS. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with the sign criteria promulgated by Landlord from time to time. Notwithstanding the foregoing, Tenant shall have the right, during the term of the Lease, to use up to Tenant's proportionate share of the Building directory to list Tenant's name and the names of Tenant's employees. The initial listing of Tenant's name and the names of Tenant's employees shall be at Landlord's cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant's sole cost and expense. In addition, Landlord shall provide to Tenant a building standard tenant identification sign at the entrance to Tenant's premises. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord's reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant's expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within thirty (30) days of invoice.

            (g) LABOR HARMONY.

      Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

      9. USE(a) Tenant may only occupy and use the Premises for the Permitted Use (as set forth in the Basic Lease Information) and for no other purpose whatsoever, and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no time exceed one person for each three hundred (300) rentable square feet in the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "DISABILITIES ACTS") in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a "call center", any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

      (b) Vacancy Recapture Right. Notwithstanding anything to the contrary in the Lease contained, if Tenant shall abandon or vacate the premises for a period of no less than one hundred twenty (120) days, then Landlord shall have the right to terminate this Lease upon written notice to Tenant. So long as Tenant is otherwise in compliance with its obligations under the Lease, such termination shall not be deemed to be based upon the default by Tenant in its obligations under the Lease.

      10. ASSIGNMENT AND SUBLETTING

            (a) TRANSFERS. Except as set forth in Section 10(h), Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a "TRANSFER").

            (b) CONSENT STANDARDS. Provided that Tenant first complies with the procedures set forth in Section (f) below, Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that there is then no Event of Default by Tenant under the Lease and the proposed transferee: (1) is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building; (4) will not use the Premises or Building in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or Building; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building; and (7) is not a person or entity with whom Landlord is then, or has been within the three-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.

            (c) REQUEST FOR CONSENT. If Tenant requests Landlord's consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees (not to exceed $1,000) incurred in connection with considering any request for consent to a Transfer.

            (d) CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes

Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

            (e) ATTORNMENT BY SUBTENANTS. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this
Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

            (f) CANCELLATION. Notwithstanding anything to the contrary in the Lease contained:

            (i) Tenant shall, prior to offering or advertising the Premises, or any portion thereof for sublease or assignment give Landlord a Recapture Offer, as hereinafter defined.

            (ii) For the purposes hereof a "Recapture Offer" shall be defined as a notice in writing from Tenant to Landlord which:

                  (1) States that Tenant desires to sublet the premises, or a portion thereof, or to assign its interest in this Lease.

                  (2) Identifies the affected portion of the premises ("Recapture Premises").

                  (3) Identifies the period of time ("Recapture Period") during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease.

                  (4) Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant's interest in the Lease or a subletting for the remainder of the term of the Lease) or to suspend the term of the Lease pro tanto in respect of the Recapture Period (i.e. the term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant's rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the premises then demised to Tenant).

            (iii) Landlord shall have thirty (30) days to accept a Recapture
                  Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord agrees that it will not unreasonably withhold its consent to a proposed sublease of the Recapture Premises for the Recapture Period (or assignment of Tenant's interest in the Lease, as the case may be), subject to the conditions set forth in this Section 10.

            (iv) Notwithstanding anything to the contrary in this Section 10 contained, if Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred (100) days after the earlier of: (x) the expiration of said thirty (30) day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred (100) day period unless Tenant again offers, in accordance with this
                  Section 10(f) either to terminate or to suspend the Lease in respect of the portion of the premises proposed to be sublet (or in respect of the entirety of the premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend the Lease pursuant to this Section 10(f), any such subsequent offers shall be treated in all respects as if it is Tenant's first offer to suspend or terminate the

                  Lease pursuant to this Section 10(f), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be fifteen (15) days.

            (v) Notwithstanding anything to the contrary herein contained, Tenant shall have no rights, under this Section 10, prior to the date one (1) year after the Term Commencement Date. Without limiting the foregoing, Tenant shall have no right to give Landlord a Recapture Offer prior to the date one (1) year after the Commencement Date.

            (g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty (50%) percent of the excess of all compensation received by Tenant or a Transfer over the Rent allocable to the portion of the Premises covered thereby.

            (h) PERMITTED TRANSFERS. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

      (1) an Affiliate of Tenant;

      (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease; or

      (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Building, Landlord or other tenants of the Building. No later than five (5) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with
(A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive

Landlord's rights as to any subsequent Transfers. "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

            (i) No Release of Tenant. No assignment of Tenant's interest in the Lease or sublease of the Premises, or any portion thereof, shall relieve Tenant from its obligations as the primary party-Tenant under this Lease.

      11. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

            (a) TENANT'S INSURANCE. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $5,000,000 per occurrence, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company and Invesco against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment with an additional insured endorsement; (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $5,000,000 combined single limit for property damage and bodily injury; (C) Property insurance covering the full value of all Alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (D) Property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy); (F) worker's compensation insurance in amounts not less than statutorily required, and Employers' Liability insurance with limits of not less than Five Million Dollars ($5,000,000); (G) intentionally omitted; (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder's Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(2)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time. Tenant's insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best's rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

            (b) LANDLORD'S INSURANCE. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

            (c) NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other party, and Tenant hereby waives any claim which it might have against Landlord's managing agent, for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action which it might have against the other party, and Tenant hereby waives any claim which it might have against Landlord's managing agent, for injury including death or disease to respective employees of either as covered by Worker's Compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

            (d) INDEMNITY. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) and all losses and damages arising from:
(1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "LOSS") arising from any occurrence on the Premises, the use of the Common Areas by any Tenant Party, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant's Off-Premises Equipment, except to the extent caused by Landlord's negligence; or (2) Tenant's failure to perform its obligations under this Lease. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.

      12. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

            (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "MORTGAGE"), or any ground lease, master lease, or primary lease (each, a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Notwithstanding the foregoing, the subordination of this Lease to future Mortgages shall be subject to Tenant's receipt of a non-disturbance agreement ("SNDA") reasonably acceptable to Tenant which provides in substance that so long as Tenant is not in default under the Lease past applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such Mortgage. Any Landlord's Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

            (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

            (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder. With respect to all of Tenant's remedies other than any right which Tenant has to terminate this Lease, Landlord's Mortgagee shall have the same time period, after receiving written notice of Landlord's default which Landlord has to cure such default, except that with respect to any default of Landlord on which Tenant asserts that it has the right to terminate the lease, Landlord's Mortgagee shall have such additional period of time (not to exceed more than 120 days longer than Landlord has to cure such default) as Landlord's Mortgagee may require to cure such default.

            (d) LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

      13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

      14. CONDEMNATION.

            (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

            (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty
(180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

            (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking (provided that Landlord terminates the leases of all similarly situated tenants), and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of
Section 14(b).

            (d) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

      15. FIRE OR OTHER CASUALTY.

            (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

            (b) TENANT'S RIGHTS. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the "REPAIR PERIOD"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty
(30) days after the Damage Notice has been delivered to Tenant. If Landlord fails to substantially complete repairs to the Premises within one hundred eighty (180) days of the date of the casualty, subject to force majeure delays, then Tenant shall have the right to terminate the Lease upon thirty (30) days prior written notice delivered to Landlord at any time after such one hundred eighty (180) day period and prior to Landlord's substantial completion of such repairs;

provided however, that if Landlord substantially completes such repairs within such thirty (30) day period, then Tenant shall have no further right to terminate the Lease pursuant to this sentence.

            (c) LANDLORD'S RIGHTS. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant (provided that Landlord terminates the leases of all other similarly situated tenants).

            (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

            (e) ABATEMENT OF RENT. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

      16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

      17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

            (a) PAYMENT DEFAULT. Tenant's failure to pay Rent within five (5) calendar days after Tenant's receipt of Landlord's written notice that the same is due; provided, however, Landlord shall not be obligated to provide written notice of monetary default more than two (2) times in any calendar year, and each subsequent monetary default shall be an Event of Default if not received within five (5) days after the same is due;

            (b) INTENTIONALLY OMITTED;

            (c) ESTOPPEL/FINANCIAL STATEMENT/COMMENCEMENT DATE LETTER. Tenant fails to provide: (i) any estoppel certificate after Landlord's written request therefor within the time period required pursuant to Section 26(e) and such failure shall continue for five (5) days after receipt by Tenant of Landlord's second request for such estoppel certificate; (ii) any financial statement after Landlord's written request therefor within the time period required pursuant to
Section 26(q) and such failure shall continue for five (5) days after receipt by Tenant of Landlord's second request for such financial statement; or (iii) the Confirmation of Commencement Date in the form of Exhibit F within the time period required pursuant to Section 3 and such failure shall continue for five
(5) days after receipt by Tenant of Landlord's second request for such Confirmation of Commencement Date and such failure shall continue for five (5) days after receipt by Tenant of Landlord's second request for such Confirmation of Commencement Date;

            (d) INSURANCE. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under
Section 11(a);

            (e) MECHANIC'S LIENS. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

            (f) OTHER DEFAULTS. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion within sixty (60) days of such notice; and

            (g) INSOLVENCY. The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17(g), any guarantor of Tenant's obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

      18. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

            (a) TERMINATION OF LEASE. Terminate this Lease by giving Tenant written notice thereof or by making entry thereon for the purposes of terminating this Lease, and upon the delivery of such notice or the making of such entry this Lease shall terminate, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) an amount equal to
(A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate ("PRIME RATE" shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank's prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

            (b) TERMINATION OF POSSESSION. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this
Section 18(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby, except for claims to the extent arising out of Landlord's gross negligence or willful misconduct. Landlord shall use commercially reasonable efforts to relet the Premises after Tenant vacates the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to: (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises, including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) expend funds in connection with reletting the Premises, (iii) relet the Premises before leasing other portions of the Building or Project, (iv) accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria, or
(v) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building. If Landlord markets the Premises in the same manner which it markets other available similar premises in the Building which are available for lease, then Landlord shall be deemed to have satisfied its obligations to use commercial reasonable efforts to relet the Premises. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this
Section 18(b), it may at any time elect to terminate this Lease under Section 18(a); or

            (c) PERFORM ACTS ON BEHALF OF TENANT. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, except for claims arising out of Landlord's gross negligence or willful misconduct, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate.

      19. PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES

            (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant's or any other occupant's property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant's obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

            (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

            (c) CUMULATIVE REMEDIES. Any and all remedies set forth in this
Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

      20. LANDLORD'S LIEN. Intentionally omitted.

      21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term by any Tenant Party, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant's Off-Premises Equipment) as Landlord may request. Notwithstanding the foregoing, Landlord confirms that Tenant shall not be required to remove any portion of the Premises as same currently exist on the Execution Date. Tenant shall repair all damage caused by such removal. All items not so removed shall within ten (10) days after Tenant's receipt of written notice from Landlord, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant's cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

      22. HOLDING OVER.

      (a) Deleted Premises. If Tenant fails to vacate the Deleted Premises and to deliver the Deleted Premises to Landlord on or before March 31, 2005, then Tenant shall be deemed to be a tenant at sufferance with respect to the Deleted Premises and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay to Landlord a use and occupation charge in the amount of $246.38 per day for each day of hold over in the Deleted Premises.

      (b) Remainder Premises. If Tenant fails to vacate the Premises then demised to Tenant at the end of the Term (i.e. the Remainder Premises and (if applicable) the Additional Premises, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (i) Tenant shall pay, in addition to the other Rent, Base Rent equal to the greater of: (1) one hundred twenty-five (125%) percent of the Base Rent and other charges payable during the last month of the Term for the first thirty (30) days of hold-over, one hundred fifty (150%) percent of the Base Rent and other charges payable during the last month of the Term for any period of hold-over for the second thirty (30) days of holdover and two hundred (200%) percent of the Base Rent and other charges payable during the last month of the Term for any period of holdover thereafter, or (2) one hundred twenty-five (125%) percent of the prevailing rental rate in the Building for similar space; and (ii) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. Notwithstanding the foregoing, if Tenant holds over in any portion of the Remainder Premises and (if applicable) the Additional Premises with Landlord's express written consent, then Tenant shall be a month-to-month tenant, and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred ten percent (110%) of the Base Rent payable during the last month of the Term in respect of such portions of the Premises.

      (c) All Premises. If Tenant fails to surrender any portion of the Premises upon the termination or expiration of this Lease in respect of such portion of the Premises, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law.

      23. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights:

            (a) BUILDING OPERATIONS. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

            (b) SECURITY. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord's own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant's right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

            (c) REPAIRS AND MAINTENANCE. To enter the Premises at all reasonable hours to perform Landlord's repair and maintenance obligations and rights under the Lease; and

            (d) PROSPECTIVE PURCHASERS AND LENDERS. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

            (e) PROSPECTIVE TENANTS. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

      24. SUBSTITUTION SPACE. Intentionally omitted.

      25. HAZARDOUS MATERIALS.

            (a) During the term of this Lease, Tenant shall, at no cost to Landlord, comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause each Tenant Party to comply with all such Environmental Laws.

            (b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.

            (c) At any time and from time to time during the term of this Lease, Landlord may perform an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. If such assessment report indicates the presence of Hazardous Materials caused or permitted by Tenant, then such report shall be at Tenant's sole cost and expense. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.

            (d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous

Material on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

            (e) Tenant will not change or permit to be changed the present use of the Premises.

            (f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from
(a) the actual or alleged presence of Hazardous Materials on the Project which is caused by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Premises (the "HAZARDOUS MATERIALS INDEMNIFIED MATTERS"). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

            (g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

            (h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

            (i) "HAZARDOUS MATERIALS" means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, Massachusetts Oil and Hazardous Material Release, Prevention and Response Act, M.G.L. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.

Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq.;
(c) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      26. MISCELLANEOUS.

            (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

            (b) LANDLORD'S LIABILITY. The liability of Landlord and its managing agent (and their respective partners, shareholders, members, officers, directors or employees) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Project shall be limited to Tenant's actual direct, but not consequential, indirect or incidental damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord and its managing agent (and their respective partners, shareholders, members, officers, directors or employees) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

            (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

            (d) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

            (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.

            (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

            (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

            (h) AMENDMENTS; BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing signed by the party who is alleged to have waived such provision, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

            (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

            (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

            (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

            (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

            (m) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

            (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

            (o) RECORDING. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

            (p) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

            (q) FINANCIAL REPORTS. Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

            (r) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within thirty (30) days after Landlord's delivery to Tenant of a statement of such costs, provided, however, Landlord shall use commercially reasonable efforts to provide advance notice to Tenant of such costs so that Tenant may determine whether to proceed with such action or request for consent. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

            (s) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("TELECOMMUNICATIONS SERVICES"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

            (t) CONFIDENTIALITY. Landlord and Tenant agree to hold the terms of this Lease in strict confidence, and will not disclose, except for any disclosure required by Laws, such terms to any person other than the respective partners, directors, officers, employees, attorneys, accountants or financing sources of Landlord and Tenant, without the prior written consent of the other party. Notwithstanding the foregoing, each party may disclose any information in public notices required by Laws or otherwise traditionally made by entities similar to Landlord or Tenant and the financial community. In addition, nothing herein shall prohibit disclosure of the terms of this Lease: (x) in any litigation between the parties, (y) where required by court order, or (z) where required by order of governmental authority.

            (u) AUTHORITY. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

            (v) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

            Exhibit A -       Outline of Premises
            Exhibit B -       Description of the Land
            Exhibit C -       Additional Rent, Taxes and Insurance
            Exhibit D -       Tenant Finish Work; As-Is
            Exhibit E -       Building Rules and Regulations
            Exhibit F -       Intentionally Omitted
            Exhibit G -       Form of Tenant Estoppel Certificate
            Exhibit H -       Parking
            Exhibit I -       Form of Letter of Credit
            Exhibit J -       Required Tenant Work General Conditions

            (w) PATRIOT ACT.

            Tenant represents and warrants to Landlord that:

            (A) Tenant is not in violation of any Anti-Terrorism Law;

            (B) Tenant is not, as of the date hereof:

                  (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

                  (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

                  (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

            (C) Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

      If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND, AS NOTED IN SECTION 4 OF THIS LEASE, TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

      (x) Landlord Representations. Landlord represents, warrants and covenants that:

            (a) Landlord has full right and lawful authority to enter into and perform the Landlord's obligations under this Lease for the full term hereof;

            (b) as of the Execution Date of this Lease, there are no mortgages or ground leases affecting the Premises.

      This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:                     GATEWAY ROSEWOOD, INC., a California corporation

                              By: INVESCO Institutional (N.A.), Inc.
                              (formerly known as INVESCO Realty
                              Advisors, Inc.),
                              Advisor

                                  By: INVESCO Real Estate Division

                              By:______________________________________________
                              Name:____________________________________________
                              Title:___________________________________________
                              Execution Date:__________________________________

TENANT:                       ZIX SCM, INC., a Delaware corporation

                              By: /s/ Ronald A. Woessner
                                  -------------------------------------
                              Name: Ronald A. Woessner
                              Title: V.P.
                              Execution Date: 3/1/05

                                    EXHIBIT A

                               OUTLINE OF PREMISES

                                    EXHIBIT B

                             DESCRIPTION OF THE LAND

                                    EXHIBIT C

                      ADDITIONAL RENT, TAXES, AND INSURANCE

      1. ADDITIONAL RENT.

      Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) ("ADDITIONAL RENT") by which the annual Operating Costs (defined below) per rentable square foot in the Building for each year of the Term exceed the annual Operating Costs per rentable square foot in the Building for calendar year 2005 (the "BASE YEAR"). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.

      2. OPERATING COSTS. The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance, repair or security of the Project, excluding any employee above the level of Property Manager (together with Landlord's reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (c) costs for improvements made to the Project which, although capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of the Project as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities;
(e) repairs, replacements (subject to the provisions of this Section 2), and general maintenance of the Project; (f) fair market rental and other costs with respect to the management office for the Building or Project, if any; and (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement (subject to the provisions of this Section 2), or security of the Project, as applicable. If the Building is part of a Project, Operating Costs may be prorated among the Project and the other buildings of the Project, as reasonably determined by Landlord, and (h) all premiums and costs incurred by Landlord in connection with Insurance, as hereinafter defined, for the Project. "INSURANCE" shall mean property, liability and other insurance covered by Landlord, including without limitation, deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

      Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project tenants, as applicable (e.g., tax disputes);
(6) renovating or otherwise improving leased premises of the Project or vacant space in the Project; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project, (9) costs, expenses, depreciation or amortization for capital repairs or capital replacements, except as provided above; (10) costs of Landlord's original acquisition of the Building or costs incurred by Landlord for subsequent acquisitions of adjacent properties; (11) paving of new or additional parking areas not in existence as of the Commencement Date; (12) penalties or damages incurred due to or in connection with Landlord's breach of its obligations under this Lease; (13) penalties, damages or fines incurred in connection with any violation of or failure to comply with applicable laws, rules, regulations or ordinances issued or promulgated by any applicable governmental authority and relating to the Common Areas or Building; (14) costs resulting from the removal, encapsulation or monitoring of any hazardous materials located in the Project, which presence is directly caused by Landlord's willful misconduct or negligence; (15) wages, salaries or other compensation paid to any employee above the grade of Property Manager; (16) reserves of any kind; (17) any increase in insurance premiums to the extent such increase is solely caused by or is attributable to any tenant other than Tenant; and (18) any operating expense representing an amount paid to a corporation, entity or person related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

      3. TAXES. Tenant shall also pay Tenant's Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. Taxes for the Base Year shall be fiscal/tax year 2005 (i.e., July 1, 2004 - June 30, 2005). Tenant shall pay Tenant's Proportionate Share of Taxes in the same manner as provided above for Tenant's Proportionate Share of Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of

Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

      4. OPERATING COSTS AND TAX STATEMENT. Landlord shall maintain separate and complete books and records accurately reflecting Landlord's calculation of the Operating Costs for each calendar year, or partial calendar year, falling within the term hereof and shall retain the same for at least two years after the end of such calendar year. By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If Tenant's estimated payments of Operating Costs or Taxes under this Exhibit C for the year covered by the Operating Costs and Tax Statement exceed Tenant's share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs and Taxes under this Exhibit C for such year are less than Tenant's share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.

      5. GROSS-UP. With respect to any calendar year (including the Base Year) or partial calendar year (including the Base Year) in which the Building is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building or Project, as applicable, been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof.

      6. AUDIT. Within one hundred eighty (180) days (the "AUDIT ELECTION PERIOD") after Landlord furnishes to Tenant the Operating Costs, Tax and Insurance Statement for any calendar year (including the Base Year), Tenant may, at its expense during Landlord's normal business hours, elect to audit Landlord's Operating Costs, Taxes and Insurance for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a "contingency fee" basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within sixty
(60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord's business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord's confidentiality agreement for Landlord's benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including estimated Operating Costs, Taxes and Insurance. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord's Operating Costs, Taxes and Insurance for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord's calculation of Operating Costs, Taxes and Insurance for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant's invoice therefor.

                                    EXHIBIT D

                                 LANDLORD'S WORK

Tenant hereby accepts the Premises in their "AS-IS" condition, except that Landlord shall install a building standard demising wall separating the Remainder Premises from the Deleted Premises ("Landlord's Work"). Subject to delays caused by Tenant, or Tenant's agents, employees or contractors, Landlord shall use reasonable efforts to substantially complete Landlord's Work on or before March 31, 2005, and Landlord shall coordinate the time of performance of Landlord's Work with Tenant in order to minimize any disruption of Tenant's business, provided however, that: (i) Tenant shall not be entitled to any diminution in rental value on account of the performance of Landlord's Work, and
(ii) in no event shall Landlord have any liability to Tenant based upon the performance of Landlord's Work.

                                EXHIBIT E, PART 1

                         BUILDING RULES AND REGULATIONS

1.    BUILDING ACCESS RESTRICTIONS

      Employee access to the building is through the main lobby.

2.    OBSTRUCTION OF SIDEWALKS, DOORWAY, VESTIBULE, HALLS, ETC.

      Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, umbrellas, boxes or other items to be placed therein by Tenant or its officers, agents, servants or employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

3.    PERMISSION REQUIRED FOR POSTING OR DISTRIBUTION OF PRINTED MATTER, ETC.

      No person shall post, distribute, exhibit, inscribe, paint or affix (or shall any person cause, direct or order the posting, distributing, exhibiting, inscribing, painting or affixing of) signs, advertisements, circulars, notices, posters, or printed or written or pictorial matter of articles or objects of any kind at, in, on or to any part of the common areas and facilities of One Burlington Business Center. In the event of the violation of the foregoing, the Building Management may remove the same without any liability, and may charge the expense and cost incurred for such removal to the person or persons violating this rule.

4.    SOLICITATION

      Solicitation of any kind is strictly forbidden unless approved in advance by the Building Management office.

5.    BUILDING STANDARD SIGNAGE

      No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size and style, and in such places, as shall be first approved in writing by the Property Manager in its discretion. Building standard suite identification signs will be prepared by the Property Manager at Tenant's expense, however, Tenant may install its own sign identification within the Premises, subject to Property Manager's approval thereof (which approval shall not be unreasonably withheld if such sign is not visible from the exterior of the

      Building). Property Manager shall have the right to remove all unapproved signs without notice to the Tenant, at the expense of the Tenant. It is also further understood that furnishings in Tenant's area which are viewed from the common area shall be subject to Property Management's approval, which approval shall not be unreasonably withheld.

6.    LOST ARTICLES

      Person finding lost articles at the Building shall turn them over to the Building Management Office. Articles not claimed by the owner within ninety days may be turned over to the finders thereof.

7.    LOST OR STOLEN PROPERTY

      Building Management shall not be responsible for lost or stolen personal property, money or jewelry from Tenant's leased area or public areas regardless of whether such loss occurs when area is locked against entry or not, except (subject to Section 11(c) of the Lease, to the extent caused by the negligence or willful misconduct of Landlord.

8.    REQUESTS TO PERFORM WORK OR SERVICES

      Additional services requested by tenants will be backcharged by Lincoln Property Company to the tenant. This charge will include an hourly rate and material cost. All expenditures must be approved before any work begins through the Tenant Alteration process.

      No person shall request any building services employees to do any work or perform any service, but shall make all such request(s) directly to the Building Management Office (781) 238-4488.

      Each office Tenant of One Burlington Business Center shall submit a list of two authorized individuals to request service and approve expenditures to the Building Manager.

9.    INSTALLATIONS IN OFFICE AREAS

      Except as may be permitted pursuant to Article 8 of the Lease, no nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by the Building Manager.

10.   ANIMALS AND PETS BARRED; EXCEPTION

      No animals shall be brought into or kept in or about the Building, with the exception of seeing-eye dogs.

11.   CLEANLINESS OF PREMISES

      Tenant shall cooperate with Lincoln Property Company's employees in keeping premises neat and clean.

12.   NOISE AND ODORS

      Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the premises, or otherwise interfere, injure or annoy in any way other Tenants, or persons having business with them.

13.   FOOD AND BEVERAGES

      No food and/or beverages shall be distributed from the premises, except in connection with the operation of vending machines installed for the exclusive use of Tenants' employees or the operation of cafeteria for Tenants' employees.

14.   NO SMOKING POLICY

      The Building is a non-smoking facility. Smoking in any form, including but not limited to the smoking of cigarettes, cigars and pipes, is strictly prohibited anywhere in or on the Premises. Notwithstanding the foregoing policy, smoking may be permitted only in the areas of the exterior grounds designated by the Property Manager.

15.   STORAGE, ETC. OF CERTAIN MATERIALS AND SUBSTANCES PROHIBITED

      No person shall store, keep, handle, use, dispense, or transport at, in, or upon the Building, or bring into the Building for any purpose: (a) any firearms or any other weapons, except persons carrying firearms pursuant to and in compliance with the law and all licenses, permits, etc. including but not limited to authorized peace officers, customs, or express carrier employees or members of the armed forces of the United States; (b) any flammable, combustible, explosive, corrosive, oxidizing, poisonous, compressed or otherwise offensive fluid, gas, chemical, substance or material, at such time or place or in such manner or condition as to endanger unreasonably or as to be likely to endanger unreasonably persons or property; or (c) any radioactive materials.

16.   TAMPERING WITH CONTROLS, EQUIPMENT, ETC. PROHIBITED

      No person shall tamper with any One Burlington Business Center building controls, machinery, or equipment including without limitation thermostats, heater valves, sprinkler valves and devices, or blower motors.

17.   OVERLOADING OF UTILITY, MECHANICAL, ETC. SYSTEMS PROHIBITED

      No person shall keep, maintain, place or install, use or connect at the Building any equipment or engage in any activity or operation at the Building which will cause or tend to cause an overloading of the capacity or any electrical circuit or system or portion of any other utility, mechanical, electrical communication or other systems servicing the Building. No person shall do or permit to be done anything which may interfere with the effectiveness or accessibility or existing and future utility, mechanical, electrical, communication or other systems or portions thereof at the Building.

18.   OVERTIME HEATING AND AIR CONDITIONING

      All requests for overtime air conditioning and/or heat must be submitted in writing to the Building Management office using the Maintenance Request Form. A fee is charged for overtime HVAC as provided in Article 8 of the Lease.

19.   ACCESS TO MECHANICAL AREAS

      Tenant will not relocate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Building Manager's access will be at Tenant's expense. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

20.   LOCATION OF HEAVY OBJECTS

      Lincoln Property Company shall have the right to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floors of the Premises. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of Tenant.

21.   MOVEMENT OF FURNITURE AND EQUIPMENT

      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the Building entrances or lobby shall be restricted to such hours as Building Manager shall designate. All such movement shall be under the supervision of Building Manager by prearrangement before performance. Such prearrangement initiated by a Tenant shall include determination by Building Manager, and subject to this decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment, or any item from being brought into the Building. The Tenant assumes all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Lincoln Property Company if damaged or injured as a result of an act in connection with carrying out this service a for an Tenant from time of entering property to completion of work; and Lincoln Property Company shall not be liable for acts of any persons engaged in or any damage or loss of any said property or persons resulting from any act in connection with such service performed for an Tenant.

22.   INSTALLATION AND REMOVAL OF HEAVY EQUIPMENT

      Tenants shall notify the Building Manager when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Lincoln Property Company on such conditions as Lincoln Property Company shall require. Additional costs related to the installation of such equipment, such as for elevator use of window removal, will be borne by Tenant.

23.   CORRIDOR AND STAIRWELL DOORS

      Corridor doors, when not in use, shall be kept closed. Tenant shall lock all office doors leading to corridors and turn out all lights at the close of the working day.

24.   RIGHT RESERVED TO INSPECT FREIGHT, ARTICLES, PACKAGES, ETC. BROUGHT IN AND
      OUT

      The Building Management reserves the right to inspect all freight and other articles including hand-carried packages brought into or out of the Building.

25.   BICYCLE AND MOTORCYCLE PARKING

      No bicycles, motorcycles or similar vehicles will be allowed in the Building. Parking for such vehicles will be allowed only in areas designated by the building manager.

26.   PARKING RULES AND REGULATIONS

      Tenant personnel shall comply with reasonable parking rules and regulations as may be posted and distributed form time to time. Refer to the parking policies section of this manual for standard parking procedures.

27.   KEYS AND LOCKS

      No additional locks shall be placed upon any door without the prior written consent of the Building Manager. All necessary keys shall be furnished by the Building Manager, and the same shall be surrendered upon termination of

      Tenant's Use. Tenant shall then give Building Manager or his Tenant an explanation of the combination of all locks on the doors or vaults.

28.   FIRE SAFETY RULES AND REGULATIONS

      All Fire Safety Rules and Regulations are set forth by the Town of Burlington Fire Department Code, and the Massachusetts State Building Code.

            A. No occupants of One Burlington Business Center shall use or allow the use of any of the following:

                  1. Multi-plug adapter at convenience outlets, except those approved by Building Management.

                  2. Any extension cord other than heavy duty cord authorized in writing by Building Management and listed and approved by Underwrites Laboratories, Inc.

                  3. Any temporary wiring except as provided for in the Boston Edison Code and approved by Building management.

                  4. Any electrical appliance or equipment not listed and approved by underwriters.

      All occupants of One Burlington Business Center shall at all times maintain such space as to permit all persons within to expeditiously leave in the event of an emergency through any door opening on to any public corridor.

29.   BUILDING EVACUATIONS

      Building Management has the right to evacuate the Building in the event of an emergency or catastrophe.

30.   SECURITY PROCEDURES

      Tenant will comply with all requirements necessary for the security of the premises, including the use of security control cards for after hours entry.

31.   USE OF PREMISES FOR LODGING OF SLEEPING

      No portion of the Building shall be used for the purpose of sleeping or lodging rooms.

32.   INSTALLATION OF WINDOW TREATMENTS

      Prior written approval, which shall be at Building Manager's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Building Manager will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

33.   AMENDMENTS TO RULES AND REGULATIONS

      Lincoln Property Company reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Tenant and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed. Notwithstanding the foregoing, in the event of any conflict between the provisions of the Lease and the provisions of any Rule or Regulation, the provisions of the Lease shall control.

      The Building Rules and Regulations Booklet was developed by Lincoln Property Company, One Burlington Business Center Property Manager, to insure the safety of tenants and their employees. If you have questions or require further information on any of the policies set forth in the Building Rules and Regulations Booklet, please contact Lincoln Property Company at (781) 238-4488.

                                EXHIBIT E, PART 2

                   BUILDING ALTERATIONS RULES AND REGULATIONS

The following rules and regulations shall be followed by all contractors performing work for Tenant:

1.    HOURS OF WORK

      No construction personnel are allowed in Building common areas on occupied floors during the hours of 9:00 a.m. to 5:00 p.m. unless approved by building management. Exception: Entry and exit from Tenant's area under construction via the elevator.

2.    ELEVATOR ACCESS

      Elevator access should be coordinated with Building Management.

3.    MUSIC

      No loud music is allowed in construction areas. Doors to spaces on occupied floors shall be closed at all times.

4.    CLEANLINESS OF PREMISES

      Areas under construction as well as storage areas, and all unoccupied space are to be kept clean and in an orderly fashion.

5.    LOADING & UNLOADING

      Contractor is to use only designated areas for working, loading and unloading, and trash containment and removal. The Building shall not be responsible for the removal of construction debris or clean-up. The contractor shall be responsible for providing adequate dump truck service at its sole expense.

6.    REMOVAL OF DEBRIS

      The contractor shall be held responsible for leaving the construction area completely cleaned and broom swept, and free of all rubbish and debris. Additionally, the contractor shall be held responsible for the protection and cleaning of interior glass, venetian blinds, and drapes. Areas adjacent to the work area are to be kept clean and free of stored materials.

7.    DUST BARRIERS

      Contractor shall be responsible for providing construction walk-off mats to be utilized and maintained where deemed necessary by common sense and Building Management. This will include spare carpet to scuff dust and dirt off work footgear. The contractor must also supply and install polyethylene dust barriers when and where deemed necessary by Management.

8.    DAILY CLEAN UP

      Occupied floors with area under construction are to have all construction debris (vacuumed if necessary) removed from Building common areas (corridors, restrooms, elevator lobbies, service elevator lobby, stairwells, electrical and mechanical rooms, etc.) on a daily basis. No staging of materials will be permitted in hallways, lobbies, sidewalks or other areas that can be seen by the public.

9.    NO LOITERING

      Construction personnel are confined to those areas in which they are working. They will not be allowed to congregate on grounds.

10.   DUMPSTERS

      Area around trash dumpsters and parking areas are to be kept clean by contractor.

11.   ALCOHOLIC BEVERAGES

      Contractors are not allowed to consume or bring to the property alcoholic beverages.

12.   LANDSCAPING

      Construction personnel are prohibited to travel on landscaped areas.

13.   REMOVAL OF MATERIALS

      No owner-supplied material is to leave the job site.

14.   BACK CHARGING FOR CLEAN UP

      Contractor's failure to remove material or clean up work area, will result in Lincoln Property Company performing the work, and holding all costs for the Contractor's account.

15.   WELDING AND CORE DRILLING

      All/any burning or welding, core drilling and other extremely noisy or messy jobs must be prearranged through the Building Management Office prior to doing the work. Burning and welding requires prior notification to Management and shall be performed only with an assistant who will hold an ABC fire extinguisher or firewatch provided by the Burlington Fire Department and observe said procedure at all times. Welding and burn permits must be submitted to the building management office prior to work commencing from the Burlington Fire Department.

16.   LIFE SAFETY SYSTEMS

      Under no circumstances will any work be performed on the base building MEP systems or life support systems without prior approval of the Building Management Office (i.e., fire sprinkler system, smoke detector system, water supply system, sanitary/storm system, and main electrical distribution system, etc.) All equipment rooms must be attended to at all times during work. If the area is left unattended, it is to be secured.

17.   FIRE ALARM SYSTEM

      Fire Protection/Life Safety Systems shall not be disconnected or otherwise rendered unserviceable without first notifying the Building Management Office in writing. This must be done at least 48 hours in advance. Restoration of protective systems shall be diligently pursued.

18.   FIRE SAFETY

      Any perforation and/or penetration through any fire rated wall or partition, telephone closet and/or electrical closet must be completely fire safe.

19.   FIRE SYSTEM SHUTDOWNS

      Contractor will be responsible for any charges pertinent to fire alarm system and sprinkler supervisory shutdowns as they relate to contractor's work.

20.   STAIRWELLS

      Stairwell doors are not be wedged open under any circumstances.

21.   CONTRACTING REPRESENTATIVE

      The General Contractor will provide a qualified representative for the full duration of his or any of his subcontractor's daily activities within the Building. The representative will be equipped with a voice page.

22.   CONTRACTOR EMPLOYEE IDENTIFICATION

      Identification will be required for all construction personnel and said personnel must comply with any and all check-in/check-out procedures as required by Tenant and Management.

23.   DELIVERY OF MATERIALS

      All work, material delivery and access to Building before 7:30 a.m. or after 5:00 p.m. and on weekends and holidays, must be coordinated with Building Management in advance. Any access to Tenant's space must be arranged by the Tenant.

24.   PROFANITY

      Any contractor acting in a less than professional manner will be removed from the project and prohibited future access (i.e., use of profanity, lewd remarks to tenants, etc.)

25.   SECURITY OF TOOLS

      Contractor is responsible for securing all materials and tools as well as that of his subcontractors.

26.   PUNCHLIST INSPECTION

      No work will be accepted as complete or final without a final punchlist and inspection approval by Lincoln Property Management.

27.   CONTRACTOR EMPLOYEE TRAINING

      Contractor and all employees, as well as subcontractors and their employees must be properly trained and certified for work they perform.

28.   PLAN SUBMITTAL

      It is a requirement that three (3) complete sets of construction drawings and specifications be submitted to the Building Management Office prior to the commencement of any construction activity. There will be no exceptions to this requirement.

29.   HVAC REQUIREMENTS

      Contractor and/or Tenant shall provide heat load calculations and utility load calculations based on total square foot of buildout per floor. Anything that exceeds normal building consumption or HVAC capacities for that area will be the responsibility of the Tenant. This is so that other Tenants do not absorb additional costs and the building operating costs are not elevated.

      Calculations should include:

      A. Electrical consumption of all devices, equipment fixtures or specialty items that require electricity.

      B. Heat load should include computer and copy equipment, lighting or persons working in the area, and all other heat-producing items.

      C. Consumption and requirements for domestic, condenser/cooling tower, and chilled water. Sewage charges may be included and added depending on usage.

30.   FEES AND ADDITIONAL COSTS

      The Tenant shall pay the full cost of all Tenant initiated alterations, additions, and improvements, including construction management fees and other costs in connection with such work (including without limitation, all costs incurred by the building, along with the cost of any additional building services consumed by the Tenant as a result of such work. This includes fees incurred by the building to update and modify all as-built CAD drawings.

31.   AMENDMENTS TO BUILDING ALTERATIONS RULES AND REGULATIONS

      Lincoln Property Company reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of One Burlington Business Center building, the operation thereof, the preservation of good order therein and the protection and comfort of the Tenant and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed. Notwithstanding the foregoing, in the event of any conflict between the provisions of the Lease and the provisions of any Rule or Regulation, the provisions of the Lease shall control.

                                    EXHIBIT F

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                       FORM OF TENANT ESTOPPEL CERTIFICATE

      The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the industrial building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

      1. The Lease consists of the original Lease Agreement dated as of ___________, 200___ between Tenant and Landlord [`s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________________________________

      The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

      2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

      3. The Term commenced on __________________, 200__, and the Term expires, excluding any renewal options, on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

      4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):_________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

      5. All monthly installments of Base Rent, Tenant's Annual Electricity Charge, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Base Rent is $___________________.

      6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

      7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and, to the undersigned's knowledge, no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

      8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

      9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

      10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

      11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

      12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

      Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

      Executed as of ________________________, 200_.

                                               TENANT:__________________________

                                               a________________________________

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT H

                                    PARKING

Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, there are 3.8 parking spaces per 1,000 rentable square feet of the Premises available for use by Tenant in the common parking facilities adjacent to the Building ("Parking Allotment"). If, at any time during the term of this Lease, Tenant is unable to park in the full number of its Parking Allotment in the common parking areas, then Landlord shall, after Landlord receives written notice of such condition from Tenant, use reasonable efforts (e.g. implementing a sticker system) to enable to Tenant to have the ability to use the full number of its parking allotment in the common parking areas

A. Said parking spaces will be on an unassigned, non-reserved basis, and shall be subject to the rules and regulations from time to time in force.

B. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking facilities regardless of whether such loss or theft occurs when the parking facilities or other areas therein are locked or otherwise secured against entry. Except to the extent that such loss is caused by the negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the parking facilities or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the parking facilities shall be at the sole risk of Tenant and its employees, except to the extent that a loss is caused by the negligence or willful misconduct of Landlord.

C. Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the parking facilities, the parking spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

D. Tenant shall not store or permit its employees to store any automobiles in the parking facilities without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, withheld or delayed in emergency circumstances. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking facilities or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the parking facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

E. Landlord shall have the right to temporarily close the parking facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the parking facility.

                                    EXHIBIT I

                FORM OF IRREVOCABLE STANDBY LETTER OF CREDIT NO.

Place and Date of Issue:                       Date and Place of Expiry:
[city, state],__________, 20__                 _________, 20___ in [city, state]

Applicant:                                     Advising Bank:
Zix SCM, Inc.                                  Not Applicable
67 South Bedford Street
Burlington, Massachusetts

Beneficiary:                                   Amounts:  USD: $35,199.00
Gateway Rosewood, Inc.                         (Thirty Five Thousand One Hundred
c/o Lincoln Property Company                   Ninety-Nine and no/100)
67 South  Bedford Street
Burlington, Massachusetts

Gentlemen:

We hereby establish our Irrevocable Letter of Credit in your favor available by Beneficiary's sight drafts drawn on __________________ accompanied by the original of this Letter of Credit and the following document:

Written statement executed by any officer of the named Beneficiary, that (i) an Event of Default by Tenant exists under that certain Lease between Tenant and Gateway Rosewood, Inc., dated _______________, 20___ (the "Lease"), and (ii) such default exists beyond any applicable cure period provided in the Lease for such default, if any.

Special Conditions:

Draft must be marked: "Drawn under ________________ Letter of Credit No. __________."

We hereby engage with you that all drafts drawn under and in compliance with all the terms and conditions of this Letter of Credit will be duly honored if drawn and presented for payment between the hours of 8:00 am and 4:00 pm Monday through Friday on a day when ____________________________________ is open for business at [address, city, state] on or before the expiration of this Letter of Credit.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, as the same may be revised from time to time.

      (Name of Bank and signature of officer)

                                    EXHIBIT J

                     REQUIRED TENANT WORK GENERAL CONDITIONS

                    (Required Tenant Work General Conditions)

      The following General Conditions are promulgated pursuant to Section 3.1 of the Lease ("Lease").

1.    DEFINITIONS

      1.1   Building:                Burlington Business Center

      1.2   Consultant:         Any architectural, engineering, or design
                                     consultant engaged by a Tenant in
                                     connection with Tenant Work.

      1.3   Contractor:         Any Contractor engaged by a Tenant of the
                                     Building for the performance of any Tenant
                                     Work, and any Subcontractor employed by any such Contractor.

      1.4   Plans:              All architectural, electrical and mechanical
                                     construction drawings and specifications required for the proper construction of the Tenant Work.

      1.5   Regular Business
            Hours:              Monday through Friday, 8:00 a.m. through 6:00
                                     p.m.,holidays excluded.

      1.6   Construction
            Coordinator:        Such individual or organization as Landlord may
                                     designate from time to time.

      1.7   Senior Tenant
            Design Coordinator: Such individual as Landlord may designate from time to time.

      1.8   Tenant:             Any occupant of the Building.

      1.9   Tenant Work:        Any alterations, improvements, additions,
                                     repairs or installations in the Building performed by or on behalf of any Tenant.

      1.10  Tradesperson:       Any employee (including, without limitation, any
                                     mechanic, laborer, or Tradesperson)
                                     employed by a Contractor performing Tenant
                                     Work.

2.    GENERAL

      2.1 All Tenant Work shall be performed in accordance with these General Conditions and the applicable provisions of the Lease.

      2.2 The provisions of these General Conditions shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

3.    PRECONSTRUCTION NOTIFICATION AND APPROVALS

      3.1   Approval to Commence Work

            a. Tenant shall submit to Construction Coordinator, for the approval of Construction Coordinator, the names of all prospective Contractors prior to issuing any bid packages to such Contractors.

            b. No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Article
            3.2 below have been received for the Tenant Work in question and unless Construction Coordinator has approved the matters set forth in Article 3.2 below.

      3.2 No Tenant Work shall be performed unless, at least three days before any Tenant Work is to begin, all of the following has been provided to the Construction Coordinator and approved. In the event that Tenant proposes to change any of the following, the Construction Coordinator shall be immediately notified of such change and such change shall be subject to the approval of the Construction Coordinator.

            a. Schedule for the work, indicating start and completion dates, any phasing and special working hours, and also a list of anticipated shutdown of building systems.

            b. List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation of each Contractor and Subcontractor.

            c.    Names and telephone numbers of the supervisors of the work.

            d. Copies of all necessary governmental permits, licenses and approvals.

            e. Proof of current insurance, to the limits set out in Exhibit A to these General Conditions, naming Landlord and Construction Coordinator as an additional insured party.

            f. Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

            g. With respect to any Alteration, the cost of which exceeds $100,000, Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

            h. Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

      3.3   Reporting Incidents

            All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant's property shall be reported immediately to the Construction Coordinator. A written report must follow within 24 hours.

4.    CONSTRUCTION SCHEDULE

      4.1   Coordination

            a. All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

            b. All schedules for the performance of construction, including materials deliveries, must be coordinated through the Construction Coordinator. The Construction Coordinator shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

            c. If any Tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord. No Tenant Work will be performed in the Building's mechanical or electrical equipment rooms without both Landlord's prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenant.

      4.2   Time Restrictions

            a. Subject to Paragraph 4.1 of these General Conditions, general construction work will generally be permitted during Regular Business Hours.

            b. Tenant shall provide the Construction Coordinator with at least twenty-four (24) hours notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Building Manager during periods outside of Regular Business Hours. Tenant shall pay for all additional supervisory and other premium costs incurred by Landlord as the result of any such Special Work. "Special Work" shall be defined as the following operations:

               (1) All utility disruptions, shutoffs and turnovers;

               (2) Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

               (3) Activities resulting in excessive dust or odors, including demolition and spray painting; and

               (4) Any other work which Tenant proposes to perform outside of Regular Business Hours.

            c. If coordination, labor disputes or other circumstances require, the Construction Coordinator may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

5.    CONTRACTOR PERSONNEL

      5.1   Work in Harmony

            a. All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the Supplemental Conditions herein set forth as amended from time to time by Landlord.

            b. No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building.

            c. Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated by applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

            d. The failure of Landlord or the Construction Coordinator to disapprove a proposed contractor which is, in fact, a Contractor not employing Union labor, shall not constitute a waiver by Landlord of this provision since Landlord and the Construction Coordinator may be unable to determine readily whether a proposed contractor employs such labor.

            e. In the employment of all workmen by any Contractor, working arrangements generally accepted and prevailing on so-called Union jobs in the Boston area shall be complied with.

            f. Tenant shall use, and Tenant shall require the Contractor to use his best efforts to prevent work stoppages on the Premises, or elsewhere in the Building, to the extent attributable to work being performed on the Premises, irrespective of the reason for any such stoppage, in recognition of the fact that it is of the utmost importance to Landlord and all those occupying space in the Building that there be no interruption in the progress of the work. Tenant's agreement to utilize one hundred percent (100%) Union labor in Tenant's work, and its performance of such obligation, shall not be treated as, by the fact, compliance with this requirement.

      5.2   Conduct

            a. Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Tradespersons' proper behavior and conduct.

            b. The Construction Coordinator reserves the right to remove anyone who, or any Contractor which is causing a disturbance to any Tenant or Occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord's standards. Tenant shall exonerate, indemnify and hold Landlord and the Construction Coordinator harmless from any loss, cost, damages, or liability incurred by reason of compliance with any such demand.

      5.3   Access

            a. All Contractors and Tradespersons shall contact the Construction Coordinator prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation. Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Building Manager and all day on weekends and holidays will only be provided when twenty-four (24) hours advance notice is given to the Construction Coordinator.

            b. No Contractor or Tradesperson will be permitted to enter any private or public space in the Building except through entrances designated by the Construction Coordinator.

      5.4   Parking

            Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the Owner of such vehicle is employed.

6.    BUILDING MATERIALS

      6.1   Delivery

            a. All deliveries of construction materials shall be made at the predetermined times approved by the Construction Coordinator and shall be effected safely and expeditiously only at the location determined by the Construction Coordinator.

            b. Tenant shall give the Construction Coordinator at least twenty-four (24) hours notice of deliveries of any materials in the Building.

      6.2   Transportation in Building

            a. Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. Elevators will be assigned for material delivery and will be controlled by the Construction Coordinator.

            b. Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Construction Coordinator.

            c. Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved. Charges for such damage will be submitted by the Landlord directly to the Tenant.

      6.3   Storage and Placement

            a. All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

            b. No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless: (i) authorized by the Construction Coordinator, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

            c. All materials required for the construction of the premises must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

            d. All work shall be subject to reasonable supervision and inspection by a representative of Landlord.

            e. No alterations to approved plans will be made without prior knowledge and approval of the Senior Tenant Design Coordinator. Such changes shall be documented on the as-built drawings required to be delivered to Landlord pursuant to Paragraph 10 of these General Conditions. At the time that such changes are prepared by the Tenant and approved by Landlord, Tenant shall submit such approved changes to the Construction Coordinator. At the time that any shop drawing is approved by the Senior Tenant Design Coordinator, Tenant shall submit such approved shop drawings to the Construction Coordinator.

            f. All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Construction Coordinator.

            g. It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

            h. All existing and/or new openings made through the floor slab for piping, cabling, etc. must be firestopped in accordance with applicable codes. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

      6.4   Salvage and Waste Removal

            a. All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily and placed in a trash container designated by the Construction Coordinator, unless otherwise approved by the Construction Coordinator. For any demolition and debris, each Contractor must make arrangements with the Construction Coordinator for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Construction Coordinator, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenants engaging such Contractors.

            b. Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

            c. Contractors shall, prior to removing any item from the Building, notify the Construction Coordinator that it intends to remove such item. At the election of Construction Coordinator, Contractors shall deliver any such items to the Construction Coordinator. Such items will be delivered, without cost, to an area designated by the Construction Coordinator which area shall be within the Building or the Project in which the Building is located.

7.    PAYMENT OF CONTRACTORS

      Tenant shall promptly pay the cost of all Tenant Work so that Tenant's premises and the Building shall be free of liens for labor or materials. If any mechanic's lien is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within ten (10) days after Tenant has first notice of such mechanic's lien.

8.    CONTRACTOR'S INSURANCE

      Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit A attached hereto. Each Contractor shall, prior to making entry into the Building, provide Landlord with certificates that such insurance is in full force and effect.

9.    SUBMISSIONS UPON COMPLETION

      a. Upon completion of any Tenant Work and prior to taking occupancy, Tenant shall submit to Landlord a permanent Certificate of Occupancy and final approval of any other governmental agencies having jurisdiction.

      b. Tenant shall submit to the Senior Tenant Design Coordinator a final "as-build" set of drawings showing all items of the work in full detail as required in the Tenant Design Criteria Manual.

10.   ADJUSTMENTS OF REGULATIONS

      In accordance with Section 5.4 of the Lease, Landlord has the right to cancel or amend these General Conditions.

11.   CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

      In the event of any conflict between the Lease and these General Conditions, the term of the Lease shall control.

                                    EXHIBIT A
                                       TO
                     REQUIRED TENANT WORK GENERAL CONDITIONS

                     INSURANCE REQUIREMENTS FOR CONTRACTORS


      When Tenant Work is to be done by Contractors in the Building, the Tenant authorizing such work shall be responsible for including in the contract for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to construction. Landlord and the Construction Coordinator shall be name as an additional insured party on all certificates.

INSURANCE

      Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:

      Worker's Compensation
      (including coverage for Occupational Disease)

                                                        Limit of Liability

      Worker's Compensation                        As required by law
      Employer's Liability

      Comprehensive General Liability
      (including Broad Form Comprehensive Liability Endorsement, Contractual Liability assumed by the Contractor and the Tenant under Article 15.3 of the Lease and Completed Operations coverage)

                                                        Limit of Liability

      Bodily Injury & Property Damage      $5,000,000 combined single limit

      Comprehensive Automobile Liability
      (including coverage for Hired and Non-owned Automobiles)

                                                        Limit of Liability

      Bodily Injury & Property Damage      $5,000,000 per occurrence

INDEMNITY

      Each Contractor shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord and Landlord's agents from and against any claims, losses, and damages arising out of the work performed by such Contractor, unless such claim, loss or damage arises from the negligence or willful misconduct of Landlord or its agents.